UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100 Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Registration Rights Agreements

On May 26, 2021, we entered into a purchase agreement, or the Purchase Agreement, with Lincoln Park Capital Fund, LLC, or Lincoln Park, under which, subject to specified terms and conditions, we may sell to Lincoln Park up to $40.0 million of shares of common stock, par value $0.005 per share, from time to time during the term of the Purchase Agreement.

Additionally, on May 26, 2021, we entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission, or the SEC, covering the resale of shares of common stock issued to Lincoln Park under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $40.0 million of shares of common stock. Any such sale of common stock will be subject to specified limitations and may occur from time to time, at our discretion, over a 36-month period commencing after the date that a registration statement covering the resale of shares of common stock issued under the Purchase Agreement, which we agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied. Lincoln Park has no right to require us to sell any common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as we direct, subject to conditions set forth in the Purchase Agreement.

Upon entering into the Purchase Agreement, we issued and sold 50,000 shares of common stock, or the Commitment Shares, to Lincoln Park as consideration for Lincoln Park’s commitment to purchase up to $40.0 million of shares of common stock under the Purchase Agreement.

Under the Purchase Agreement, we may elect from time to time, subject to specified conditions, to require Lincoln Park to purchase on any single business day on which the closing price of common stock is equal to or greater than $1.00, which we refer to as a Regular Purchase, (a) up to 60,000 shares of common stock, (b) if the closing sale price of common stock on the NYSE American is at least $5.50 per share, up to 80,000 shares of common stock or (c) if the closing sale price of common stock on the NYSE American is at least $7.00 per share, up to 120,000 shares of common stock. In no case, however, will Lincoln Park’s commitment with respect to any single Regular Purchase exceed $2,000,000. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement with respect to common stock. The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the common stock immediately preceding the time of sale, as determined under the Purchase Agreement.

In addition to Regular Purchases, we may also direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases on the terms and subject to the conditions set forth in the Purchase Agreement.

Under applicable rules of the NYSE American, we would not be able to sell to Lincoln Park under the Purchase Agreement more than 7,169,313 shares of common stock (including the Commitment Shares), which represents 19.99% of the 41,505,998 shares of common stock outstanding immediately prior to the execution of the purchase agreement we previously entered into with Lincoln Park on April 26, 2021, less the 1,127,736 shares of common stock we issued to Lincoln Park under such earlier purchase agreement, and which 7,169,313 shares we refer to as the Exchange Cap, unless (a) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (b) the price of all applicable sales of common stock to Lincoln Park under the Purchase Agreement equals or exceeds the greater of book or market value of common stock, as calculated in accordance with the applicable rules of the NYSE American, such that the issuances and sales of common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable rules of the NYSE American.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of common stock.
We may elect to terminate the Purchase Agreement at any time, without any cost or penalty. The Purchase Agreement does not include any of the following: limitations on our use of amounts we receive as the purchase price for shares of common stock sold to Lincoln Park; financial or business covenants; restrictions on future financings (other than restrictions on our ability to enter into an additional “equity line” or similar transaction whereby a specific investor is irrevocably bound pursuant to an agreement with us to purchase securities over a period of time from us at a price based on the market price of common stock at the time of such purchase); rights of first refusal; participation rights; penalties; or liquidated damages.

Our net proceeds under the Purchase Agreement will depend on the frequency of sales and the number of shares sold to Lincoln Park and prices at which we sell shares to Lincoln Park. We expect that any net proceeds we receive from such sales to Lincoln Park will be used for general corporate purposes, including working capital.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

Based in part upon the representations of Lincoln Park in the Purchase Agreement, the offering and sale of the issuance of the Commitment Shares to Lincoln Park was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. Lincoln Park represented that it is an accredited investor, as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, and that it is acquiring the shares for investment purposes only and not with a view to any resale, distribution or other disposition of shares in violation of the U.S. federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, our board of directors adopted the Brooklyn ImmunoTherapeutics, Inc. 2021 Inducement Stock Incentive Plan, or the Inducement Plan, and, subject to the adjustment provisions of the Inducement Plan, reserved 1,500,000 shares of common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Section 711 of the NYSE American LLC Company Guide, or the Company Guide. The Inducement Plan provides for the grant of equity-based awards, including non-qualified stock options, performance shares, performance unis, restricted stock, restricted stock units, and stock appreciation rights, and its terms are substantially similar to the Brooklyn ImmunoTherapeutics, Inc. 2020 Stock Incentive Plan, including with respect to treatment of equity awards in the event of a “Change in Control” as defined under both the 2020 Stock Incentive Plan and the Inducement Plan.

In accordance with Section 711(a) of the Company Guide, awards under the Inducement Plan may only be made to individuals who were not previously our employees or non-employee directors (or following such individuals’ bona fide periods of non-employment), as an inducement material to the individuals’ entry into employment with us or, to the extent permitted by Section 711(c) of the Company Guide, in connection with a merger or acquisition.

The foregoing description of the Inducement Plan is qualified in its entirety by reference to the full text of the Inducement Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of May 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated as of May 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC
10.3†	Brooklyn ImmunoTherapeutics, Inc. 2021 Inducement Stock Incentive Plan

†	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

Dated: May 26, 2021	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President